Filed Pursuant to Rule 424(b)(7)
Registration No. 333-260062

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Warrants to purchase common stock	27,681	$198.68 (3)	$5,499,661.08 (3)	$509.82
Warrants to purchase common stock	924	$198.68 (3)	$183,580.32 (3)	$17.02
Common Stock, $0.001 par value per share, underlying warrants	28,605	N/A(4)	N/A(4)	N/A(4)
Total			$5,683,241.40	$526.84

1.This prospectus supplement relates to the following securities to be offered for resale by the selling securityholder: (a) warrants to purchase 27,681 shares of common stock at an initial exercise price of $83.33 per share, (b) warrants to purchase 924 shares of common stock at an initial exercise price of $179.23 per share, and (c) 28,605 shares of common stock issuable upon exercise of the aforementioned warrants.
2.Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such number of shares of common stock registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
3.Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the higher of (a) the price at which the registered warrants may be exercised (either $83.33 or $179.23), and (b) $198.68, the average of the high and low prices of the registrant's common stock on The Nasdaq Global Select Market on September 30, 2021 (a date within five business days prior to the filing of this prospectus supplement to our registration statement).
4.Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required in connection with the registration of the shares of common stock underlying the warrants.

Prospectus Supplement
(To Prospectus Dated October 5, 2021)

Allegiant Travel Company

28,605 Shares of Common Stock
S-i

Warrants to Purchase up to 28,605 Shares of Common Stock

This prospectus supplement covers the offer, resale or other disposition from time to time by the selling securityholder named herein of: (i) warrants (each a “PSP Warrant” and, collectively, the “PSP Warrants”) to purchase up to 27,681 shares of our common stock, $0.001 par value per share (“common stock”), (ii) warrants (each a “PSP2 Warrant” and, collectively, the "PSP2 Warrants” and together with the PSP Warrants, the "Warrants") to purchase up to 924 shares of our common stock, and (iii) 28,605 shares of our common stock underlying the PSP Warrants and the PSP2 Warrants (the “Warrant Shares”). We will not receive any of the proceeds from any sale of Warrants or Warrant Shares by the selling securityholder.

On April 20, 2020 (the “PSP Closing Date”), Allegiant Air, LLC, our wholly-owned subsidiary ("Allegiant Air"), entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Department of the Treasury (the “Treasury”) with respect to the grant program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). In connection with our entry into the PSP Agreement, on the PSP Closing Date, we entered into a warrant agreement (the “PSP Warrant Agreement”) with the Treasury under which we were required to issue the PSP Warrants to the Treasury upon receipt of subsequent funding under the CARES Act. On January 15, 2021 (the “PSP2 Closing Date”), Allegiant Air entered into a Payroll Support Program Extension Agreement (the “PSP2 Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the grant program under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (the “PSP2 Act”). In connection with our entry into the PSP2 Agreement, on the PSP2 Closing Date, we entered into a warrant agreement (the “PSP2 Warrant Agreement” and, together with the PSP Warrant Agreement, the “Warrant Agreements”) with the Treasury under which we were required to issue the PSP2 Warrants to the Treasury upon receipt of subsequent funding under the PSP2 Act.

Pursuant to the PSP Agreement, we received financial assistance from the Treasury in the aggregate amount of approximately $176.9 million. As partial compensation to the Treasury for the provision of financial assistance under the PSP Agreement, we issued the PSP Warrants to the Treasury to purchase, at an exercise price of $83.33 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on April 9, 2020), up to an aggregate of 27,681 shares of our common stock (the “PSP Warrant Shares”).

Pursuant to the PSP2 Agreement, we received financial assistance from Treasury in the aggregate amount of approximately $105.5 million. As partial compensation to Treasury for the provision of financial assistance under the PSP2 Agreement, we issued the PSP2 Warrants to the Treasury to purchase, at an exercise price of $179.23 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on December 24, 2020), up to an aggregate of 924 shares of our common stock (the “PSP2 Warrant Shares”). The number of PSP Warrant Shares and PSP2 Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

We previously filed certain prospectus supplements to an earlier Registration Statement on Form S-3ASR (File No. 333-227737) relating to the offer and sale of the PSP Warrants and the PSP Warrant Shares by the selling securityholder (the “2018 Registration”). This prospectus supplement and the registration statement to which it relates replaces such 2018 Registration and are intended to satisfy the registration requirements with respect to the Warrants issued to the Treasury, and the Warrant Shares issuable pursuant to all such Warrants prior to the date hereof, including those that were earlier registered for resale under the 2018 Registration.

The selling securityholder may sell the securities described in this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell its Warrants and Warrant Shares in the section entitled “Plan of Distribution” on page S-11.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements or free writing prospectuses as required. You should read the entire prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.

S-ii

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALGT.” On September 30, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $202.48 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is October 5, 2021.

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TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering by the selling securityholder. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

This prospectus is part of an automatic “shelf” registration statement. We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and as such filed an automatic shelf registration statement on Form S-3 (File No. 333-260062) on October 5, 2021, which became automatically effective upon filing. By using a shelf registration statement, we may or selling securityholders may sell any combination of the securities described in the base prospectus from time to time in one or more offerings.

You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Commission. Neither we nor the selling securityholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Secretary of Allegiant Travel Company as described under “Where You Can Find More Information” in this prospectus supplement. Neither we nor the selling securityholder is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date printed on their respective covers.

The selling securityholder may offer the securities directly, through agents, or to or through underwriters. See “Plan of Distribution” for more information on this topic.

When we refer to “Allegiant,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Allegiant Travel Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus supplement and in the documents incorporated by reference herein that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations and capacity, the efficacy of cost saving measures, future expenditures, aircraft financings, the timing of aircraft acquisitions and retirements, expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans and industry environment. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic and any variant thereof on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic and any variant thereof on our business, restrictions relating to accepting government support under the CARES Act, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

ABOUT ALLEGIANT TRAVEL COMPANY

We are a leisure travel company focused on providing travel and leisure services and products to residents of under-served cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. Our unique business model provides diversified revenue streams from various travel services and product offerings which distinguish us from other travel companies. We operate a low-cost, low utilization passenger airline marketed primarily to leisure travelers in under-served cities, allowing us to sell air transportation both on a stand-alone basis and bundled with the sale of air-related and third party services and products. In addition, we provide air transportation under fixed fee flight arrangements. Our developed nation-wide route network, pricing philosophy, direct distribution, advertising, and product offerings built around relationships with premier leisure companies, are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services and products from us.

In connection with our leisure travel focus, we are seeking to finance (through debt or strategic partnership) the development of Sunseeker Resort in Florida. Construction of the Sunseeker Resort was suspended after the onset of the COVID-19 pandemic, but construction has recommenced as of August 2021.

Below is a brief description of the travel services and products we provide to our customers:

Scheduled service air transportation. We provide scheduled air transportation on limited-frequency, nonstop flights predominantly between under-served cities and popular leisure destinations. As of September 15, 2021, our operating fleet consisted of 106 Airbus A320 series aircraft. As of that date, we were selling travel on 598 routes to 132 cities. In this document, references to "Airbus A320 series aircraft" are intended to describe both Airbus A319 and A320 aircraft.

Ancillary air-related products and services. We provide unbundled air-related services and products in conjunction with air transportation for an additional cost to customers. These optional air-related services and products include baggage fees, advance seat assignments, our own travel protection product, change fees, use of our call center for purchases, priority boarding, a customer convenience fee, food and beverage purchases on board, and other air-related services. The revenue for ancillary air-related products and services is reflected in the Passenger revenue income statement line item, along with scheduled service air transportation revenue and travel point redemptions from the co-branded Allegiant World Mastercard® credit card.

Third party products and services. We offer third party travel products such as hotel rooms and ground transportation (rental cars and hotel shuttle products) for sale to our passengers. The marketing component of revenue related to our co-branded credit card is also accounted for in this category.

Fixed fee contract air transportation. We provide air transportation through fixed fee agreements and charter service on a year-round and ad-hoc basis.

Other revenue. We have generated revenue from our non-airline activities including our Sunseeker Resort related golf course (now temporarily closed for renovation), family entertainment centers (no longer operated, having all been closed), and our management solution to golf courses around the country (no longer applicable as this business was sold in second quarter 2021). We may also choose to act as lessor temporarily from time to time in the future on an opportunistic basis.

We continue to sharpen our focus on offerings to meet more of the travel and leisure needs of our customers. We have coined this next stage of our Company strategy as "Allegiant 2.0" which includes the following Company goals:

•maintaining our foundation of providing affordably accessible air travel while refining and strengthening our air travel product;
•utilizing our customer data to capture accretive, asset-light direct-to-consumer revenue opportunities;
•transforming our eCommerce strategy to seek to create a frictionless experience for our customers and drive increased air ancillary and third-party revenue generation;
•expanding our successful co-branded credit card program with the launch of our first-ever Allways loyalty program;

•enhancing our marketing investment by entering into dynamic agreements, such as the naming rights agreement with the Raiders of the National Football League for Allegiant Stadium in Las Vegas and an exclusive partnership with select Live Nation venues, Ticketmaster and music festivals to give customers access to live entertainment experiences across the United States; and
•expanding our travel company focus and offerings with the construction of the initial Sunseeker Resort in Port Charlotte, Florida.

We have developed a unique business model that primarily focuses on leisure travelers in small and medium-sized cities. The business model has evolved as our experienced management team has looked differently at the traditional way business has been conducted in the airline and travel industries. Our focus on the leisure customer allows us to eliminate the significant costs associated with serving a wide variety of customers and to concentrate our product appeal on a customer base which is under-served by traditional airlines. We have consciously developed a business model which distinguishes us from the traditional airline approach:

	Traditional Airline Approach	Allegiant Approach
Customer Base:	Business and leisure	Leisure
Network:	Primarily large and mid-sized markets	Primarily small/medium-sized under-served markets
Competition:	High	Low
Schedule:	Uniform throughout the week	Low frequency/variable capacity
Distribution:	Sell through various intermediaries	Sell only directly to travelers
Fare Strategy:	High base fares/low ancillary revenue	Low base fares/high ancillary revenue

Our principal executive offices are located at 1201 N. Town Center Drive, Las Vegas, Nevada 89144. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus the information on our websites and you should not consider it to be a part of this document. Our website addresses are included in this document for reference only. Our annual report, quarterly reports, current reports and amendments to those reports are made available free of charge through the investor relations section on our website as soon as reasonably practicable after electronically filed with or furnished to the SEC.

Allegiant Travel Company, Allegiant Air and Sunseeker Resorts are service marks of Allegiant Travel Company in the U.S. This prospectus may also contain trademarks and tradenames of other companies.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus supplement. See “Incorporation of Certain Documents by Reference.”

THE OFFERING

Issuer	Allegiant Travel Company (the “Company”)

Securities to be Offered by the Selling Securityholder	Warrants to purchase up to 28,605 shares of our common stock; and 28,605 shares of our common stock underlying the Warrants

Warrants
The PSP Warrants have an exercise price of $83.33 per share and the PSP2 Warrants have an exercise price of $179.23 per share. All Warrants are exercisable until the fifth anniversary of the issuance date of the applicable Warrant. The Warrants are exercisable either through net share settlement or cash, at the Company’s option. The number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

You should carefully consider the information under “Description of Common Stock” and “Description of Warrants” and all other information included or incorporated by reference in this prospectus supplement before investing in our securities.

Use of Proceeds	We will not receive any proceeds from the sale of Warrants or Warrant Shares covered by this prospectus supplement.

Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALGT.” On September 30, 2021, the last reported sale price of our common stock was $202.48 per share.

The Warrants are not listed, and we do not intend to apply for listing of the Warrants on any national securities exchange or any other nationally recognized trading system.

Risk Factors
Investing in our securities involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement before investing in our securities.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors relating to an investment in our securities included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in the prospectus, this prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

Risks related to the offering of the Warrants.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Warrants will be extremely limited.
Holders of Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until a holder of a Warrant acquires shares upon exercise of a Warrant and if we do not elect the cash out option on warrant exercise, the holder of the Warrant will have no rights with respect to the common stock underlying such warrants, except as set forth in the Warrants. Upon exercise of Warrants, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants may not have any value.

The PSP Warrants that may be sold by the selling securityholder in this offering have an exercise price of $83.33 per share. The PSP2 Warrants that may be sold by the selling securityholder in this offering have an exercise price of $179.23 per share. The Warrants will expire on the fifth anniversary from the issuance date. To the extent that the market price of our common stock does not exceed the per share exercise price of the Warrants when the holder elects to exercise the Warrants in the future, the Warrants may not have any value.

USE OF PROCEEDS

We are filing this prospectus supplement to register the offering by the selling securityholder of the Warrants and the Warrant Shares pursuant to our contractual obligation to the selling securityholder. We will not receive any of the proceeds from the sale or resale of the Warrants or Warrant Shares from time to time by the selling securityholder.

We have agreed to pay all costs, expenses and fees relating to the registration of the Warrants and the Warrant Shares covered by this prospectus supplement. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses. Other than certain fees and disbursements of Treasury’s counsel, the selling securityholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Warrants and the Warrant Shares covered hereby.

In the event the Warrants are exercised, we will not receive any cash proceeds from such exercise of warrants described in this prospectus supplement, as the Warrant Agreement provides exclusively for "net share settlement" or "net cash settlement." See "Description of Warrants—Exercise."

SELLING SECURITYHOLDER

We are registering the resale or other disposition from time to time by the selling securityholder named herein of: (i) the PSP Warrants to purchase up to 27,681 shares of our common stock at an exercise price of $83.33 per share, (ii) the PSP2 Warrants to purchase up to 924 shares of our common stock at an exercise price of $179.23 per share and (iii) up to 28,605 shares of our common stock underlying the Warrants. We issued the Warrants to Treasury pursuant to the PSP Agreement, entered into with respect to the payroll support programs under the CARES Act and the PSP2 Act.

We issued the PSP Warrants to Treasury on May 29, 2020, June 30, 2020, July 31, 2020 and September 30, 2020, with the right to purchase 7,322 shares of common stock, 12,378 shares of common stock 6,189 shares of common stock, and 1,792 shares of common stock respectively. The PSP Warrants each have an exercise price of $83.33 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on April 9, 2020). All of these warrants are exercisable until the fifth anniversary of the issuance date of the applicable warrant.

We issued the PSP2 Warrants to Treasury on April 22, 2021 with the right to purchase 924 shares of common stock. The PSP2 Warrants each have an exercise price of $179.23 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on December 24, 2020). These warrants are exercisable until the fifth anniversary of the issuance date of the warrant.

Pursuant to the Warrant Agreements, we agreed to file a registration statement, or prospectus supplement to an existing registration statement, with the Commission to register the disposition of the maximum number of Warrants and Warrant Shares that may be issued to the Treasury pursuant to the Warrant Agreement and the Warrants. The PSP Warrants were previously registered by the filing of prospectus supplements, with respect to a prior registration statement, with the Commission on September 11, 2020 and November 23, 2020.

The following table sets forth information as of September 30, 2021, with respect to the selling securityholder for whom we are registering Warrants and Warrant Shares for sale to the public, the number of shares of our common stock owned by the selling securityholder prior to this offering, the percentage of common stock owned by the selling securityholder prior to this offering, the number of Warrants and Warrant Shares being offered pursuant to this prospectus supplement, the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold, and the percentage of common stock owned by the selling securityholder after this offering, assuming all such shares are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus supplement is the number of shares of common stock issuable pursuant to the Warrants. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus supplement, the term “selling securityholder” includes the selling securityholder listed below, and any donees, pledgees, transferees or other successors in interest selling Warrants or Warrant Shares received after the date of this prospectus supplement from the selling securityholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the Warrant Shares that the selling securityholder may offer under this prospectus supplement. The selling securityholder may sell some, all or none of their Warrants or Warrant Shares. The selling securityholder may sell or transfer all or a portion of their Warrants or Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling securityholder will hold the Warrants or Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale of any of the Warrants or Warrant Shares. Pursuant to the Warrant Agreement, Treasury must provide 30 days’ notice to us prior to the sale of the Warrants or any portion thereof.

The percentage of shares beneficially owned prior to the offering is based on 18,044,920 shares of our common stock outstanding as of September 30, 2021.

	Shares Beneficially Owned Prior to the Offering		Number of Warrant Shares Offered	Number of Warrants Offered	Shares Beneficially Owned After the Offering (1)
Name of Selling Securityholder		%				%
United States Department of the Treasury	28,605(2)	(3)	28,605	28,605	₋	(3)
_________________

(1)
Assumes the selling securityholder sells all of its Warrants issued under the PSP Agreement or shares of our common stock issuable thereunder, whether offered pursuant to this prospectus supplement and any other prospectus supplements relating to such securities.

(2)	Represents 28,605 shares of common stock issuable to the Treasury pursuant to all Warrants issued under the PSP Agreement and the PSP2 Agreement.
(3)	Less than one percent of the total shares outstanding as of September 30, 2021.

PLAN OF DISTRIBUTION

The selling securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Warrant Shares covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholder may use any one or more of the following methods when selling the Warrants or Warrant Shares:

•through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder, the purchaser or other persons effecting such sales) for resale to the public or to institutional investors at various times;
•through negotiated transactions, including but not limited to block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•on any national securities exchange or quotation service on which the Warrant Shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;
•in privately negotiated transactions other than exchange or quotation service transactions;
•through settlement of short sales, or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities, or other derivative securities or transactions;
•in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
•through hedging transactions, including but not limited to:
◦transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;
◦options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or
◦loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;
•through ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•by gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;
•through a combination of any such methods of sale; or
•by any other method permitted pursuant to applicable law.

The selling securityholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

In connection with the sale of the Warrants or Warrant Shares, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling securityholder may also sell shares of the common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of Warrants and Warrant Shares offered by this prospectus supplement, which Warrants and Warrant Shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has acknowledged that it understands its obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Warrants and Warrant Shares. We have agreed to indemnify the selling securityholder against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act, and the selling securityholder may be entitled to contribution.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale by the selling securityholder of the offered securities.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus supplement is a part continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the Warrants and the Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling securityholder or any other person. We will make copies of the base prospectus and this prospectus supplement available to the selling securityholder and have informed them of the need to deliver a copy of the base prospectus and this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, unless an exemption is available).

There can be no assurance that the selling securityholder will sell any or all of the Warrants or Warrant Shares registered pursuant to the registration statement of which this prospectus supplement forms a part.

Once sold under the registration statement of which this prospectus supplement forms a part, the Warrant Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF WARRANTS

On April 20, 2020, Allegiant Air, LLC, our wholly-owned subsidiary, entered into the PSP Agreement with Treasury with respect to the payroll support program under the CARES Act. In connection with entry into the PSP Agreement, on the PSP Closing Date, we entered into the PSP Warrant Agreement with Treasury. On January 15, 2021, Allegiant Air, LLC entered into the PSP2 Agreement with respect to the payroll support program under the PSP2 Act.

Pursuant to the PSP Agreement, we received financial assistance from Treasury in the aggregate amount of approximately $176.9 million. As partial compensation to Treasury for the provision of financial assistance under the PSP Agreement, we issued certain of the Warrants to Treasury to purchase up to an aggregate of 27,681 shares of our common stock at an exercise price of $83.33 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on April 9, 2020. The number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

On January 15, 2021, Allegiant Air, LLC, entered into the PSP2 Agreement with Treasury with respect to the payroll support program under the PSP2 Act. In connection with entry into the PSP2 Agreement, on the PSP2 Closing Date, we entered into the PSP2 Warrant Agreement with Treasury.

Pursuant to the PSP2 Agreement, we received financial assistance from Treasury in the aggregate amount of approximately $105.5 million. As partial compensation to Treasury for the provision of financial assistance under the PSP Agreement, we issued the PSP2 Warrants to Treasury to purchase up to an aggregate of 924 shares of our common stock at an exercise price of $179.23 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 24, 2020. The number of PSP2 Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

The following is a summary of the general terms of the Warrants, including both the PSP Warrants and the PSP2 Warrants. This description is not complete and is subject to, and qualified in its entirety by reference to, the Warrant Agreement and included form of Warrant filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2020.

Exercisability. The Warrants may be exercised, in whole or in part, at any time on or after their date of issuance, by delivering to us a written notice of election to exercise the Warrants. The PSP Warrants are exercisable until the fifth anniversary of the issuance date of the applicable PSP Warrant, which were issued on May 29, 2020, June 30, 2020 and September 30, 2020. The PSP2 Warrants are exercisable until the fifth anniversary of April 23, 2021, the issuance date of the PSP2 Warrants.

Exercise Price. The PSP Warrants have an exercise price of $83.33 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on April 9, 2020). The PSP2 Warrants have an exercise price of $179.23 per share (which was the closing price of our common stock on the Nasdaq Global Select Market on December 24, 2020).

Exercise. Upon our receiving a notice of exercise from a holder of the Warrants, we may choose whether to settle through net cash settlement or net share settlement. The holder of the Warrants does not elect whether the Warrants are settled in cash or in shares.

If we choose to settle through net cash settlement, the holder of the Warrants will not receive any shares of our common stock from the exercise; the holder will be entitled to receive cash equal to the product obtained by multiplying (A-B) by (C), where:

(A) = the average market price of a share of our common stock for the prior 15-day trading period (the “Average Market Price”);

(B) = the exercise price per share of common stock;

(C) = the number of shares of common stock as to which the Warrant has been exercised.

If we choose to settle through net share settlement, the warrant holder will be entitled to a number of shares of our common stock equal to the product obtained by multiplying (A-B)/A by C, where the letters have the same meanings indicated above.

Adjustments to Number of Shares and Exercise Price. The Warrants provide for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events, such as stock splits, combinations, reverse stock splits and similar events. The Warrants also contain certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price due to certain issuances of securities or certain distributions to securityholders.

Transferability. Subject to applicable laws, the Warrants are freely transferable. Pursuant to the Warrant Agreement, holders of the Warrants must provide us at least 30 days’ notice prior to selling the Warrants pursuant to the registration statement of which this prospectus supplement is a part.

Rights as a Shareholder. Except as otherwise provided in the Warrants or Warrant Agreement or by virtue of a holder’s ownership of shares of our common stock, the holders of Warrants do not have rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Business Combinations. In the case of any merger, consolidation, share exchange or similar transaction that requires approval of our shareholders (“Business Combination”) or reclassification of our common stock, a holder’s right to receive our common stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock, other securities or property that our common stock would have been entitled to receive upon consummation of the Business Combination or reclassification.

No Fractional Shares. No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the holder of the Warrants and pay such holder cash in lieu of such fractional interest in our common stock.

No Listing. We do not plan on applying to list the Warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Registration. Pursuant to the Warrant Agreement, we have agreed to use reasonable best efforts to keep the registration statement of which this prospectus supplement is a part continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the Warrants and the Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the securities.

Indemnification. Under the Warrants and Warrant Agreement, subject to certain exceptions, we agreed to indemnify the holders of the Warrants and certain related persons and entities against any losses, claims, damages, actions, liabilities, costs and expenses, arising out of or based on any untrue statement or alleged untrue statement of material fact contained in any registration statement or any document contained therein prepared by us for use by the holders, including the registration statement of which this prospectus supplement is a part.

DESCRIPTION OF COMMON STOCK

Our common stock is described in the base prospectus to which this prospectus supplement is attached.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Allegiant Travel Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to you at the SEC's website at http://www.sec.gov and on our website at www.allegiant.com. Information on our website is not incorporated into this prospectus supplement and should not be relied upon in determining whether to invest in our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this or any future prospectus supplement.

This prospectus supplement incorporates by reference information that we previously have filed with the SEC that contains important information about us and our financial condition and that is not delivered with this prospectus supplement. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 5, 2021 and July 30, 2021, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 3, 2021 (Item 5.02 only), March 26, 2021, May 10, 2021, June 24, 2021, and July 29, 2021.
•our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders held on June 23, 2021; and
•The description of our common stock contained in our registration statement on Form S-1 File (No. 333-134145), filed with the SEC on May 15, 2006 and all amendments thereto

In addition, all documents (not including any information furnished under item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed under the Exchange Act) filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such documents.

Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
1201 North Town Center Drive
Las Vegas, Nevada 89144
(702) 851-7300
Attention: Investor Relations

PROSPECTUS
Allegiant Travel Company

Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Units
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the following types of securities described in this prospectus in one or more offerings:
•our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness
•shares of our common stock
•shares of our preferred stock
•depositary shares representing a fraction of a share of our preferred stock
•warrants to purchase debt securities, preferred stock, depositary shares or common stock
•stock purchase contracts
•stock purchase units
•units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants, or
•any combination of these securities.
In addition, selling securityholders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling securityholder may, offer the securities independently or together in any combination to be designated at a future date. We may, and any selling securityholder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from the sale of securities by any selling securityholders.
This prospectus provides you with a general description of the securities we, or any selling securityholder, may offer. Each time we or selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
We and any selling securityholders may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. To the extent not described in this prospectus, the names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 27 in this prospectus.
You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.
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Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Global Select Market. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
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Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 5, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we or selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. Each time there is a sale of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, the risks related to an investment in the securities offered and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
All references in this prospectus to “we,” “our” and “us” refer to Allegiant Travel Company and its consolidated subsidiaries unless the context otherwise requires. References to “securities” include any security that we or our securityholders might sell under this prospectus or any prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, we may add to and offer additional securities, including securities held by securityholders, by filing a prospectus supplement with the SEC at the time of the offer.
You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ALLEGIANT TRAVEL COMPANY
We are a leisure travel company focused on providing travel and leisure services and products to residents of under-served cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. Our unique business model provides diversified revenue streams from various travel services and product offerings which distinguish us from other travel companies. We operate a low-cost, low utilization passenger airline marketed primarily to leisure travelers in under-served cities, allowing us to sell air transportation both on a stand-alone basis and bundled with the sale of air-related and third party services and products. In addition, we provide air transportation under fixed fee flight arrangements. Our developed nation-wide route network, pricing philosophy, direct distribution, advertising, and product offerings built around relationships with premier leisure companies, are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services and products from us.

In connection with our leisure travel focus, we are seeking to finance (through debt or strategic partnership) the development of Sunseeker Resort in Florida. Construction of the Resort was suspended after the onset of the COVID-19 pandemic, but construction has recommenced as of August 2021.

Below is a brief description of the travel services and products we provide to our customers:

Scheduled service air transportation.  We provide scheduled air transportation on limited-frequency, nonstop flights predominantly between under-served cities and popular leisure destinations. As of September 15, 2021, our operating fleet consisted of 106 Airbus A320 series aircraft. As of that date, we were selling travel on 598 routes to 132 cities. In this document, references to "Airbus A320 series aircraft" are intended to describe both Airbus A319 and A320 aircraft.

Ancillary air-related products and services.  We provide unbundled air-related services and products in conjunction with air transportation for an additional cost to customers. These optional air-related services and products include baggage fees, advance seat assignments, our own travel protection product, change fees, use of our call center for purchases, priority boarding, a customer convenience fee, food and beverage purchases on board, and other air-related services. The revenue for ancillary air-related products and services is reflected in the Passenger revenue income statement line item, along with scheduled service air transportation revenue and travel point redemptions from the co-branded Allegiant World Mastercard® credit card.

Third party products and services.  We offer third party travel products such as hotel rooms and ground transportation (rental cars and hotel shuttle products) for sale to our passengers. The marketing component of revenue related to our co-branded credit card is also accounted for in this category.

Fixed fee contract air transportation.  We provide air transportation through fixed fee agreements and charter service on a year-round and ad-hoc basis.

Other revenue. We have generated revenue from our non-airline activities including our Sunseeker Resort related golf course (now temporarily closed for renovation), family entertainment centers (no longer operated, having all been closed), and our management solution to golf courses around the country (no longer applicable as this business was sold in second quarter 2021). We may also choose to act as lessor temporarily from time to time in the future on an opportunistic basis.

We continue to sharpen our focus on offerings to meet more of the travel and leisure needs of our customers. We have coined this next stage of our Company strategy as "Allegiant 2.0" which includes the following Company goals:

•maintaining our foundation of providing affordably accessible air travel while refining and strengthening our air travel product;
•utilizing our customer data to capture accretive, asset-light direct-to-consumer revenue opportunities;

•transforming our eCommerce strategy to seek to create a frictionless experience for our customers and drive increased air ancillary and third party revenue generation;
•expanding our successful co-branded credit card program with the launch of our first-ever Allways loyalty program;
•enhancing our marketing investment by entering into dynamic agreements, such as the naming rights agreement with the Raiders of the National Football League for Allegiant Stadium in Las Vegas and an exclusive partnership with select Live Nation venues, Ticketmaster and music festivals to give customers access to live entertainment experiences across the United States; and
•expanding our travel company focus and offerings with the construction of the initial Sunseeker Resort in Port Charlotte, Florida.

We have developed a unique business model that primarily focuses on leisure travelers in small and medium-sized cities. The business model has evolved as our experienced management team has looked differently at the traditional way business has been conducted in the airline and travel industries. Our focus on the leisure customer allows us to eliminate the significant costs associated with serving a wide variety of customers and to concentrate our product appeal on a customer base which is under-served by traditional airlines. We have consciously developed a business model which distinguishes us from the traditional airline approach:

	Traditional Airline Approach	Allegiant Approach
Customer Base:	Business and leisure	Leisure
Network:	Primarily large and mid-sized markets	Primarily small/medium-sized under-served markets
Competition:	High	Low
Schedule:	Uniform throughout the week	Low frequency/variable capacity
Distribution:	Sell through various intermediaries	Sell only directly to travelers
Fare Strategy:	High base fares/low ancillary revenue	Low base fares/high ancillary revenue

Our principal executive offices are located at 1201 N. Town Center Drive, Las Vegas, Nevada 89144. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus the information on our websites and you should not consider it to be a part of this document. Our website addresses are included in this document for reference only. Our annual report, quarterly reports, current reports and amendments to those reports are made available free of charge through the investor relations section on our website as soon as reasonably practicable after electronically filed with or furnished to the Securities and Exchange Commission (“SEC”).

Allegiant Travel Company, Allegiant Air and Sunseeker Resorts are service marks of Allegiant Travel Company in the U.S. This prospectus may also contain trademarks and tradenames of other companies.

RISK FACTORS
An investment in our securities involves a high degree of risk. Investors should carefully consider the risks referenced below before making an investment decision:

•the information contained in or incorporated by reference into this prospectus;
•the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and
•other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including any prospectus supplement relating to specific offerings of securities.

See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. The trading price or value of our securities could decline due to any of these risks, and investors may lose all or part of your investment.

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, the net proceeds from this offering will be used to purchase additional aircraft consistent with our growth strategy and acquisition criteria, for the development of Sunseeker Resort, for other capital expenditures, for debt repayment, for stock repurchases under share repurchase programs that may be approved in the future, to fund working capital and general corporate purposes. We may apply proceeds of this offering to the purchase of aircraft under contract or for aircraft we identify for purchase in the future and to the extent we choose not to finance the purchase price at the time of or after purchase. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.
We will not receive any proceeds from the sale of securities by selling securityholders.

SELLING SECURITYHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling securityholders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. In connection with any sale of securities by a selling securityholder, we will provide a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling securityholder.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings, any one or more of the following:

•common stock
•preferred stock
•debt securities, including convertible debt instruments
•depository shares
•warrants to purchase any of the securities listed above
•stock purchase contracts or stock purchase units
•units, consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants or
•any combination of the foregoing securities

In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities and guarantees, reference must be made to both the prospectus supplement relating thereto and to the following description.
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
For the purposes of this “Description of Debt Securities and Guarantees” section of this prospectus, references to “Allegiant,” “the Company,” “we,” “our” or “us” refer to Allegiant Travel Company only, excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Allegiant; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, loss, liability or expense which might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee against any cost, loss, liability or expense, to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to the debt securities of any series or secure the debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of holders of debt securities of any series;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the stated rate of interest or extend the stated time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation or alter the provisions with respect to the redemption of any security (except any provisions relating to the number of days of notice to be given in the event of a redemption of a security which may be amended with the consent of the holders of at least a majority in principal amount of the outstanding securities of the series of securities affected);
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Satisfaction and Discharge. The indenture provides that we may terminate our obligations with respect to a series of debt securities issued under the indenture, when:
•Either:
–all such debt securities authenticated and delivered (other than debt securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the trustee for cancellation; or
–all such securities that have not been delivered to the trustee for cancellation

•have become due and payable; or
•will become due and payable at their stated maturity within one year; or

•have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us; or
•are deemed paid and discharged pursuant to legal defeasance provisions of this indenture (Section 8.3)
and we, in the case of the first, second or third bullet point above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in an amount of money or U.S. government obligations sufficient for the purpose of paying and discharging the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•and we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indenture have been complied with.
Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)
Guarantees
One or more of our wholly owned subsidiaries, including Allegiant Air, LLC, Allegiant Vacations, LLC, AFH, Inc., Sunrise Asset Management, LLC, Dustland, LLC, G4 Properties, LLC, Sunseeker Resorts, Inc., Sunseeker Florida, Inc., Point Charlotte Development, LLC, Point Charlotte, LLC, Sunseeker Florida North, LLC and G4 Works, LLC, may jointly and severally guarantee any series of debt securities. The specific terms of any guarantees will be described in the applicable prospectus supplement. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
Governing Law
The indenture and the debt securities and guarantees will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but may not be complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The terms of these securities also may be affected by the general corporate law of the State of Nevada. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to our articles of incorporation and our amended bylaws. The articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our articles of incorporation. See “Where You Can Find More Information.”
Authorized Capitalization
Our capital structure consists of 100,000,000 authorized shares of common stock and 5,000,000 shares of undesignated preferred stock. As of September 30, 2021, there were 18,044,920 shares of common stock outstanding and no shares of preferred stock were issued and outstanding.
Common Stock
The holders of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption “Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws—Limited Voting by Foreign Owners”.
Our articles of incorporation do not provide for cumulative voting in connection with the election of directors. Our bylaws provide that in an uncontested election, directors are elected by majority vote. In the event of any contested election, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
As of the date of this prospectus, no shares of our preferred stock are outstanding. Under our articles of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including:

•the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding)
•whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series
•the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock
•the redemption rights and price or prices, if any, for shares of the series
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series

•the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made
•restrictions on the issuance of shares of the same series or of any other class or series
•the voting rights, if any, of the holders of shares of that series.
The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.
We believe the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The Nasdaq Global Select Market currently requires stockholder approval as a prerequisite to listing shares in several instances, including sales or issuances of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.
Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws
Effect of Nevada Anti-takeover Statutes.  We are subject to anti-takeover provisions of the Nevada Revised Statutes (“NRS”), including NRS 78.411 through 78.444, inclusive (the “Business Combination Statute”) with respect to combinations with interested stockholders, and NRS 78.378 through 78.3793 (the “Control Share Statute”), with respect to the acquisition of a controlling interest in certain corporations doing business in the state.
Business Combinations. In general, the Business Combination Statute prohibits a Nevada corporation that is publicly traded with 200 or more stockholders of record from engaging in any certain business “combinations” with any “interested stockholder” for a period of two years following the date that the stockholder became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the Nevada corporation and, prior to the date that the stockholder becomes an “interested stockholder,” either: (i) the board of directors of the corporation approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or (ii) the combination is approved by the corporation’s directors and stockholders owning at least 60% of the voting power not owned by the interested stockholder or its affiliates. After the two-year period following the date that the stockholder becomes an interested stockholder, business combinations may also be prohibited unless approved by the corporation's directors or a majority of the stockholders other than the interested stockholder and its affiliates, or unless the price and terms of the transaction meet the criteria set forth in the statute. The Business Combination Statute does not apply to an interested stockholder after the date four years after the person became an interested stockholder.
The NRS defines a “combination” subject to the statute to include the following:

•any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is, or after the transaction would be, an affiliate or associate of the interested stockholder;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to more than 5% of all of the assets of the corporation or more than 5% of the value of the outstanding voting shares of the corporation or represent more than 10% of the earning power or net income of the corporation;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the aggregate market value of the outstanding voting shares of the corporation;
•the adoption of a plan of liquidation under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;
•subject to certain exceptions, any reclassification of securities, recapitalization, merger or consolidation, or other transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or
•the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, the NRS defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
We have not opted out of the Business Combination Statute in our Articles of Incorporation, so the law may have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.
Control Share Acquisitions.  The Control Share Statute limits the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation (an “issuing corporation”) that has 200 or more stockholders of record, at least 100 of which have addresses in Nevada, and conducts business in Nevada directly or through an affiliate. An acquiring person and those acting in association with such person may, under certain circumstances, be prohibited from voting such person’s “control shares” if the person acquires a proportion of the outstanding voting power exceeding one of the following thresholds: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The control shares acquired in such an acquisition or within 90 days prior to triggering the statute are denied voting rights unless a majority of the stockholders approve the granting of such voting rights. If an issuing corporation's articles of incorporation or bylaws in effect by the tenth day following the acquisition so provide, the voting securities acquired may be redeemed, at the average price paid for the control shares, by an issuing corporation if (i) the acquiring person has not given a timely information statement to an issuing corporation or (ii) the control shares are not granted full voting rights by stockholders. If acquiring person obtains a majority voting interest and the securityholders accord voting rights to such acquiring person, a stockholder who did not vote in favor of the voting rights may have rights as a dissenter to demand payment of the fair value of such stockholder’s shares.
We may opt-out of the Control Share Statute by amending our by-laws either before or within ten days after a relevant acquisition, but we have not, to date, done so for any acquisition.
Articles of Incorporation and Bylaw Provisions.  Our articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Authorized but Unissued or Undesignated Capital Stock.  Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. No preferred stock has yet to be designated. As of

September 30, 2021, we had 18,044,920 shares of common stock outstanding. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.
Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called by the Chairman of the Board, the Chief Executive Officer or by a majority of the Board of Directors in office and may be called by the Secretary upon written request by one or more Stockholders of record that, at the time a request is delivered, collectively own at least twenty-five percent (25%) of all of the shares entitled to vote at the proposed special meeting, provided that any such Stockholders provide certain information set forth in our bylaws.
Notice Procedures.  Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our articles of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our secretary prior to the meeting. Generally, to be timely, notice must be received by our secretary not less than 120 days prior to the meeting. The notice must contain certain information specified in the bylaws.
Other Anti-Takeover Provisions.  Certain provisions of our long-term incentive plan may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals as vesting of stock grants may accelerate upon a change of control.
Limitation of Director Liability.  Our articles of incorporation limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Nevada law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:
•for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
•under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful payments of dividends.
Indemnification Arrangements.  Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Nevada Revised Statutes. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Nevada Revised Statutes.
Limited Voting by Foreign Owners.  To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our articles of incorporation provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.
Listing
Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, New York 11711.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with an offering of any depositary shares.
This section describes the general terms and provisions of depositary shares that may be offered by us. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the applicable prospectus supplement and to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.
Withdrawal of Underlying Preferred Stock
Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.
Voting
Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.
Conversion or Exchange of Preferred Stock
If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Reports
The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.
Limitation on Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of any warrants.
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
General
We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants
•the aggregate number of such warrants
•the price or prices at which such warrants will be issued
•the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants
•the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire
•whether such warrants will be issued in registered form or bearer form
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security
•if applicable, the date on and after which such warrants and the related securities will be separately transferable
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants
•terms, procedures, and limitations relating to the transferability, exchange and exercise of such warrants
•the terms of any rights to redeem or call, or accelerate the expiration of, the warrants
•information with respect to book-entry procedures, if any
•if applicable, a discussion of material U.S. federal income tax considerations
•any other terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

The following summary of certain provisions of stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with an offering of any such securities.
The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units. Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.
Stock Purchase Contracts
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.
The applicable prospectus supplement will describe the terms of any stock purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the stock purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the stock purchase contracts are to be prepaid or not;
•whether the stock purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;
•whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the stock purchase contract;
•any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts; and
•whether the stock purchase contracts will be issued in full registered or global form.
Stock Purchase Units
The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

The following summary of certain provisions of units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of any units.
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units we may offer under this prospectus, we will describe the particular terms of any series of units we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units we may sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, depositary share, or warrant included in each unit, respectively.
Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
General
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to purchasers
•to or through underwriters or dealers
•through agents
•through a combination of any of these methods
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account
•ordinary brokerage transactions and transactions in which a broker solicits purchasers
•privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions
•sell securities short and redeliver such shares to close out our short positions
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of that particular offering of securities, including:

•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any

•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale
•any over-allotment options under which underwriters may purchase additional securities from us
•any delayed delivery arrangements
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
•any discounts or concessions allowed or reallowed or paid to dealers
•any securities exchange on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•at a fixed price or prices, which may be changed
•at market prices prevailing at the time of sale
•at prices related to the prevailing market prices, or
•at negotiated prices.
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Distribution by Selling Securityholders
Selling securityholders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Global Select Market or otherwise. Selling securityholders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling securityholders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling securityholders and/or the purchasers of the securities for whom they act as agent. From time to time, the selling securityholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities, or derivatives thereof, and may sell and deliver securities in connection therewith.
As of the date of this prospectus, we have engaged no underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by any selling securityholders. To the extent required, the amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter, and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling securityholders from the sale of securities will be the sale price of those securities, less any commissions, if any, and other expenses of issuance and distribution not borne by us.
The selling securityholders and any brokers, dealers, agents or underwriters that participate with the selling securityholders in a distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.
The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling securityholders in connection with the registration of the securities offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling securityholders against certain civil liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to you at the SEC’s web site at http://www.sec.gov and on our website at http://www.allegiant.com. Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to invest in our securities.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and (ii) until this offering has been completed, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein.

•Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021.
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 5, 2021 and July 30, 2021, respectively.
•Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 3, 2021 (Item 5.02 only), March 26, 2021, May 10, 2021, June 24, 2021, and July 29, 2021.
•our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders held on June 23, 2021.
•The description of our common stock contained in our registration statement on Form S-1, filed with the SEC on May 15, 2006 and all amendments thereto.
Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:
Allegiant Travel Company
1201 N. Town Center Drive
Las Vegas, Nevada 89144
(702) 851-7300
Attention: Investor Relations

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate”, “estimate”, “project”, “hope” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements are not historical facts, but are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information regarding future expenses, revenues, earnings, ASM growth, fuel consumption, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation:
•the impact and duration of the COVID-19 pandemic on airline travel and the economy,
•liquidity issues resulting from the effect of the COVID-19 pandemic on our business,
•restrictions imposed on us as a result of accepting grants and loans under government payroll support programs,
•an accident involving, or problems with, our aircraft,
•public perception of our safety,
•our reliance on our automated systems,
•our reliance on third parties to deliver aircraft under contract to us on a timely basis,
•risk of breach of security of personal data,
•volatility of fuel costs,
•labor issues and costs,
•the ability to obtain regulatory approvals as needed,
•the effect of economic conditions on leisure travel,
•debt covenants and balances,
•the impact of governmental regulations on the airline industry,
•the ability to finance aircraft under contract,
•terrorist attacks,
•risks inherent to airlines,
•our competitive environment,
•our reliance on third parties who provide facilities or services to us,
•the possible loss of key personnel,
•economic and other conditions in markets in which we operate,
•the ability to successfully develop and finance a resort in Southwest Florida,
•governmental regulation,

•increases in maintenance costs and
•cyclical and seasonal fluctuations in our operating result.
Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

LEGAL MATTERS

The validity of our securities issued hereunder will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Allegiant Travel Company as of December 31, 2020 and 2019, and for each of the years in the three year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for leases.